UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2014
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(804) 887-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 4, 2014, Media General, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to, among other things, report under Item 2.01 thereof the completion on September 2, 2014 of the acquisition by the Company of the television station WHTM-TV from Sinclair Television Group, Inc. (the “WHTM Acquisition”) as an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01), and under Item 9.01 that the Company would file the financial statements and pro forma financial information contemplated by Item 9.01 of Form 8-K related to the WHTM Acquisition on or prior to November 18, 2014. Since the filing of the Original Form 8-K, the Company has determined that the WHTM Acquisition does not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, financial statements and pro forma financial information contemplated by Item 9.01 of Form 8-K are not required to be reported by Form 8-K with respect to the WHTM Acquisition. This Current Report on Form 8-K/A amends the Original Form 8-K accordingly.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 2.01 of the Original Form 8-K is hereby deleted in its entirety.

Item 9.01 Financial Statements and Exhibits.

The disclosure contained in Items 9.01(a) and (b) of the Original Form 8-K is hereby deleted in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date: November 3, 2014
/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer